SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) October 14, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


      Pennsylvania                     0-10822                  25-1229323
(State of other jurisdiction   (Commission File Number)       (IRS Employer
 of incorporation)                                          Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)





Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               Biocontrol Technology, Inc. (OTCBB:BICO) announced today that effective October 15, 1998, its common stock will trade on the
          electronic bulletin   board under the same symbol, BICO.
          Biocontrol intends to immediately begin the appeal process for relisting on the Nasdaq Small-Cap Market, and has already begun to submit information that it believes will support its appeal.


Item 6.   Resignation of Registrant's Directors.
          Not Applicable.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired -
               Not Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                      by  /s/   Fred E. Cooper
                                                Fred E. Cooper, CEO

DATED:  October 14, 1998
BIOCONTROL TECHNOLOGY, INC.
2275 Swallow Hill Road, Building 2500
Pittsburgh, PA 15220


           Investors                              Media
           Diane McQuaide                         Susan Taylor
           1.412.429.0673 phone                   1.412.279.9455 phone
           1.412.279.9690 fax                     1.412.279.9447 fax


      BIOCONTROL TO TRADE ON THE ELECTRONIC BULLETIN BOARD

      Pittsburgh, PA - October 14, 1998 - Biocontrol Technology, Inc. (OTCBB.BICO) announced today that effective October 15, 1998, its common stock will trade on the electronic bulletin board under the same symbol, BICO. Biocontrol intends to immediately begin the appeal process for relisting on the Nasdaq Small-Cap Market, and has already begun to submit information that it believes will support its appeal.
      The Company emphasizes that shareholders and brokers should not expect any change in their ability to execute transactions, since the bulletin board provides a fully-accessible and liquid market for trading.

     Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.

   This press release contains forward looking statements and shareholders and potential investors are cautioned that such statements are predictions and actual events or results may vary significantly.